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                                                                     Exhibit 2.3

                                AMENDMENT TO THE
                        INVESTMENT AND PURCHASE AGREEMENT

                  This Amendment to the Investment and Purchase Agreement (this "AMENDMENT") is made and entered into on February 23, 2004, by and between DANIELSON HOLDING CORPORATION, a Delaware corporation ("PURCHASER"), and COVANTA ENERGY CORPORATION, a Delaware corporation ("COMPANY"), as debtor and debtor-in-possession under Chapter 11 of the Bankruptcy Code.

                  WHEREAS, Purchaser and Company have entered into that certain Investment and Purchase Agreement, dated as of December 2, 2003 (the "INVESTMENT AND PURCHASE AGREEMENT"); and

                  WHEREAS, Purchaser and Company desire to amend the Investment and Purchase Agreement in accordance with Section 12.4 thereof.

                  NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Purchaser and Company do hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used herein without definition shall have the respective meanings assigned to such terms in the Investment and Purchase Agreement.

         2. AMENDMENT TO SECTION 2.2. Section 2.2 of the Investment and Purchase Agreement is hereby amended by inserting, immediately after "The Escrow Agent shall hold the Deposit until the earlier of (a)", the following: "joint written instructions from Purchaser and the Company to release all or any portion of the Deposit from the Escrow Account, at which time the Deposit will be reduced by such amount, (b)" and replacing the "(b)" currently in that same sentence with "(c)".

         3. AMENDMENT TO SECTION 3.1. Section 3.1 of the Investment and Purchase Agreement is hereby amended by deleting "$30,000,000" and replacing it with "$29,825,000".

         4. RATIFICATION OF THE INVESTMENT AND PURCHASE AGREEMENT. The Investment and Purchase Agreement, as amended by this Amendment, is hereby ratified and confirmed in all respects.

         5. EFFECT ON THE INVESTMENT AND PURCHASE AGREEMENT.

            (a) On and after the date hereof, each reference in the Investment and Purchase Agreement to "this Agreement", "herein", "hereof", "hereunder" or words of similar import shall mean and be a reference to the Investment and Purchase Agreement as amended hereby.

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            (b) Except as specifically amended above in connection herewith, the
Investment and Purchase Agreement shall remain in full force and effect and is hereby ratified and confirmed.

         6. GOVERNING LAW. This Amendment shall be governed and construed in accordance with the laws of the State of New York.

         7. HEADINGS. The headings in this Amendment are for reference only, and shall not affect the interpretation of this Amendment.

         8. COUNTERPARTS. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

                                 DANIELSON HOLDING CORPORATION

                                 By  /s/ Philip G. Tinkler
                                     --------------------------------------
                                 Name:  Philip G. Tinkler
                                 Title: Chief Financial Officer

                                 COVANTA ENERGY CORPORATION

                                 By  /s/ Jeffrey R. Horowitz
                                     --------------------------------------
                                 Name:  Jeffrey R. Horowitz
                                 Title: General Counsel